Exhibit 4.3
THIRD SUPPLEMENTAL INDENTURE
This Third Supplemental Indenture (this “Supplemental Indenture”), dated as of September 20, 2021, among Hanes Jiboa Holdings LLC, a Delaware limited liability company (“Hanes Jiboa Holdings”), and HBI WH Minority Holdings LLC, a Delaware limited liability company (“HBI WH Minority Holdings” and, together with Hanes Jiboa Holdings, the “Guaranteeing Subsidiaries”), each of which is a subsidiary of Hanesbrands Inc., a Maryland corporation (the “Company”), the Company, and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

    WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 6, 2016, as amended by the First Supplement Indenture, dated as of November 9, 2016, and the Second Supplemental Indenture, dated as of February 7, 2018, providing for the issuance of an unlimited aggregate principal amount of 4.625% Senior Notes due 2024 (the “2024 Notes”) and 4.875% Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Notes”);

    WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Company’s obligations under the Notes of each series and the Indenture on the terms and conditions set forth herein and under the Indenture;

    WHEREAS, it has been proposed that the Company, a Guarantor of the Notes under the Indenture, contribute certain of its assets and liabilities to the Guaranteeing Subsidiaries; and

    WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the holders as follows:

1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.Guarantor. Each of the Guaranteeing Subsidiaries hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3.Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARIES, THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Guarantee of each of the Guaranteeing Subsidiaries or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiaries. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

(Signature Pages Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

HANES JIBOA HOLDINGS LLC

By:    /s/ Donald F. Cook
Name: Donald F. Cook
Title: Treasurer

HBI WH MINORITY HOLDINGS LLC

By:    /s/ Donald F. Cook
Name: Donald F. Cook
Title: Treasurer

(Signature Page to Third Supplemental Indenture)

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HANESBRANDS INC.

By:    /s/ Donald F. Cook
Name: Donald F. Cook
Title: Treasurer

(Signature Page to Third Supplemental Indenture)

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U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:    /s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

(Signature Page to Third Supplemental Indenture)
NAI-1520647523v2